UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2016
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

Closing of Note Sale and Entry into Indenture

On June 16, 2016, Nu Skin Enterprises, Inc. (the "Company" or "Nu Skin") completed the previously announced sale (the "Closing") of its $210 million principal amount of convertible 4.75% unsecured notes, due 2020 (the "Notes") to Ping An ZQ China Growth Opportunity Limited pursuant to an investment agreement between such parties dated June 14, 2016 (the "Investment Agreement").

In connection with the Closing, the Notes were issued pursuant to an indenture, dated as of June 16, 2016 (the "Indenture"), entered into by the Company and the Bank of New York Mellon Trust Company, N.A., as trustee. The Investment Agreement and terms of the Indenture were described in the Company's Form 8-K that was filed on June 15, 2016, and a copy of the Investment Agreement, including a form of the Indenture, was filed therewith. The description of the Indenture and Notes appearing under the title "Issuance of Convertible Notes" in Item 1.01 of such Form 8-K is incorporated herein by reference.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the form of Note, which are attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Company's sale of the Notes pursuant to Regulation S under the Securities Act of 1933, as amended, appearing in Item 3.02 of the Company's Form 8-K filed on June 15, 2016 is incorporated herein by reference.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of June 16, 2016, by and between Nu Skin Enterprises, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 4.75% Convertible Senior Notes Due 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  June 21, 2016

EXHIBIT INDEX

Exhibit No. Exhibit Description
4.1
Indenture, dated as of June 16, 2016, by and between Nu Skin Enterprises, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 4.75% Convertible Senior Notes Due 2020).